Exhibit 10.1

DEBT SETTLEMENT AGREEMENT

THIS DEBT SETTLEMENT AGREEMENT (this “Agreement”) is made as of the 15th day of March, 2023 (the “Effective Date”).

AMONG:

DIRTT ENVIRONMENTAL SOLUTIONS LTD., a corporation existing under the laws of Alberta

(the “Company”)

- and -

22NW FUND, LP, a limited partnership existing under the laws of Delaware

(“22NW”)

- and -

ARON ENGLISH, an individual residing in City of Seattle in the State of Washington

(“English” and together with 22NW, the “22NW Group”)

WHEREAS:

The Company has agreed to reimburse the 22NW Group collectively in the amount of $1,559,898 for legal fees and other expenses incurred by the 22NW Group in connection with the contested director election at the annual and special meeting of shareholders of the Company held on April 26, 2022 (the “Meeting”);

NOW THEREFORE, this Agreement witnesses that, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Company, 22NW and English (each, a “Party” and, together, the “Parties”), the Parties agree as follows:

1.	ACKNOWLEDGEMENT OF INDEBTEDNESS

1.1

The Company and the 22NW Group acknowledge and agree that pursuant to this Agreement the Company shall be indebted to the 22NW Group as of the Effective Date in the amount of the $1,559,898 (the “Debt”) for the reimbursement of legal fees and other expenses incurred by the 22NW Group in connection with the Meeting.

2.	PAYMENT OF INDEBTEDNESS, ETC.

2.1

The Debt will be repaid by either, or a combination of: (i) a payment in cash by the Company to the 22NW Group (the “Cash Payment”); or/and (ii) by the issuance of equity securities of the Company to the 22NW Group (the “Security Issuance”).

2.2

Upon the execution and delivery of this Agreement, the Company will make disclosure as required under applicable laws with respect to the Debt and account for the Debt as required in its financial statements.

2.3

Upon the execution and delivery of this Agreement, the Company and the 22NW Group will work in good faith and use commercially reasonable efforts to, as soon as practicable settle the terms of the Cash Payment and/or the Security Issuance, provided that in any case:

(a)

the Company shall not make any Cash Payment unless it is in compliance with the Restricted Payments test set forth in the Loan Agreement dated as of February 12, 2021 (as amended, restated, modified or supplemented from time to time) on a pro forma basis; and

(b)	if the Company is prohibited from making a Cash Payment pursuant to clause (a), the Company shall repay the Debt by way of Security Issuance.

3.	RELEASE

3.1

Upon satisfaction of the obligations under this Agreement, which include payment of the Debt by either of or a combination of the Cash Payment and the Security Issuance, the 22NW Group shall deliver to the Company the form of release attached hereto as Schedule A.

4.	REPRESENTATIONS AND WARRANTIES

4.1	The Company represents and warrants to the 22NW Group that:

(a)	the Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(b)

the Company has taken all requisite corporate action to authorize the execution and delivery of this Agreement and the performance of the Company’s obligations hereunder, and none of the foregoing will constitute a breach of, or default under, the articles of incorporation or by-laws of the Company, or any of its subsidiaries, or of any agreement to which it, or any of its subsidiaries, is a party or by which it is bound; and

(c)

this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except in any case as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, and other laws relating to or affecting the rights of creditors generally and except as limited by equitable principles).

4.2	Each of English and 22NW represents and warrants to the Company, jointly and severally, that:

(a)	it has the legal capacity to enter into and execute this Agreement and perform its obligations hereunder and under any other instruments delivered pursuant hereto;

(b)

they have taken all requisite corporate action to authorize the execution and delivery of this Agreement and the performance of their obligations hereunder, and none of the foregoing will constitute a breach of, or default under, the articles of incorporation or by-laws, as applicable, of a member of the 22NW Group or of any agreement to which any of them is a party or by which any of them are bound; and

(c)

this Agreement has been duly executed and delivered by the 22NW Group and constitutes a legal, valid and binding obligation of the 22NW Group enforceable against the 22NW Group in accordance with its terms (except in any case as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, and other laws relating to or affecting the rights of creditors generally and except as limited by equitable principles).

5. GENERAL

5.1

In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

5.2	Any reference to currency is to the lawful currency of the United States unless otherwise indicated.

5.3

The 22NW Group acknowledges and agrees that all costs and expenses incurred by the 22NW Group (including any fees and disbursements of any legal counsel retained by the 22NW Group) relating to this Agreement shall be borne by the 22NW Group.

5.4	This Agreement and all matters related to or arising from this Agreement are governed by the laws of the Province of Alberta and the federal laws of Canada applicable therein.

5.5	This Agreement is not transferable or assignable.

5.6	Time shall be of the essence of this Agreement.

5.7	If any provision of this Agreement is held to be invalid or unenforceable in any jurisdiction, then:

(a) such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent in such jurisdiction, (b) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, and (c) such invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement.

5.8

Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for in this Agreement, this Agreement contains the entire agreement between the Parties with respect to the settlement of the Debt, and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else with respect thereto.

5.9	This Agreement may only be amended by mutual written agreement of the Parties.

5.10	Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered by personal delivery, prepaid courier, or email, addressed as follows:

(a)	if to the Company:

7303 - 30th Street S.E.

Calgary, Alberta

T2C 1N6

Attention:        Legal Department Telephone:    403-723-5000

Email:              legal@dirtt.com

(b)	if to the 22NW Group: 22NW Fund, LP

1455 NW Leary Way, Ste 400

Seattle, WA 98107

Attention:              Aron English

Telephone:            (206) 227-307

Email:                     english@englishcap.com

5.11	This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.

5.12

Delivery of an executed copy of this Agreement by electronic means, including by DocuSign or electronic transmission in portable document format (“.pdf”), shall be equally effective as delivery of a manually executed copy of this Agreement.

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IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first stated above.

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

Per:	/s/ Ken Sanders
Name: Ken Sanders Title: Board Chair

22NW FUND, LP

Per:	/s/ Aron English
Name: Aron English Title: Manager of General Partner, 22NW Fund GP, LLC

/s/ Aron English
ARON ENGLISH

SCHEDULE A

FORM OF RELEASE

TO: DIRTT ENVIRONMENTAL SOLUTIONS LTD. (the “Company”)

IN CONSIDERATION for the cash payment or issuance of securities of the Company by the Company, or a combination thereof, as payment in full of the US$1,559,898 debt (the “Debt”) outstanding to Aron English and 22NW Fund, LP (together, the “22NW Group”), collectively, for legal fees and other expenses incurred by the 22NW Group in connection with the contested director election at the annual and special meeting of shareholders of the Company held on April 26, 2022 (the “Meeting”), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the undersigned, on behalf of itself and its successors and assigns (collectively referred to as, the “Releasor”), does hereby remise, release and forever discharge: (i) the Company from any claims for reimbursement of expenses incurred by the 22NW Group in relation to the Meeting; and (ii) the Company’s present and future directors, officers, and employees of and from all actions, causes of action, suits, debts, dues, controversies, accounts, bonds, bills, covenants, contracts, agreements, judgments, claims, costs, obligations, charges, security interests and demands whatsoever, in law or in equity, which may be related to any claims the Releasor now has, ever had or hereafter can, shall or may have against the Company for or by reason of or in any way arising, directly or indirectly, out of the Meeting.

In executing this Release, the Releasor acknowledges that the Releasor has relied on the Releasor’s own judgment, belief and knowledge and that of the Releasor’s counsel and has in no way relied on or been induced by any representation, statement, act or omission to act by the Company. The Releasor shall not at any time attempt to rescind, reform or in any way modify or challenge the validity of this Release or any part hereof.

This Release shall be governed by the laws of the Province of Alberta.

IN WITNESS WHEREOF the undersigned has executed this Release this [•] day of [•], 2023.